                                                                  EXHIBIT 23 (b)









                           CONSENT OF INDEPENDENT AUDITORS






THE BOARD OF DIRECTORS
SAMSONITE CORPORATION:


We consent to incorporation by reference in the registration statement on Form S-8 of Samsonite Corporation for the Samsonite Corporation 1995 Stock Option and Incentive Award Plan (as Amended in 1996), Stock Option Agreement for Richard R. Nicolosi, Stock Option Agreement for Steven J. Green, Share Option Agreement for Steven J. Green, and the Stock Option Plan and Agreement for Gregory Wm. Hunt, of our report dated March 19, 1996, relating to the consolidated balance sheets of Samsonite Corporation and subsidiaries as of January 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended January 31, 1996 and 1995, for the seven months ended January 31, 1994, and for the five months ended June 30, 1993, and the related financial statement schedule, which report appears in the January 31, 1996, annual report on Form 10-K of Samsonite Corporation, and to the reference to our firm under the heading "Experts" in the prospectus.




                                            KPMG PEAT MARWICK LLP


Denver, Colorado
June 5, 1996